EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Common Shares and ADSs of Mechel OAO, and further agree that this Agreement shall be included as an Exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.
     In evidence thereof the undersigned, being duly authorized, hereby execute this agreement on March 4, 2011.

IGOR V. ZYUZIN
/s/ Igor V. Zyuzin

CALRIDGE LIMITED
By:	/s/ Stella Raouna
	Name:	Stella Raouna
	Title:	Director

DALEWAVE LIMITED
By:	/s/ Soterakis Koupepides
	Name:	Soterakis Koupepides
	Title:	Director

BELLASIS HOLDINGS LIMITED
By:	/s/ Stella Raouna
	Name:	Stella Raouna
	Title:	Director

ARMOLINK LIMITED
By:	/s/ Soterakis Koupepides
	Name:	Soterakis Koupepides
	Title:	Director

METHOL OOO
By:	/s/ Tatyana Ifutina
	Name:	Tatyana Ifutina
	Title:	General Director

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ACTIONDEAL LIMITED
By:	/s/ Menikos Yiannakou
	Name:	Menikos Yiannakou
	Title:	Director

CYBERWOOD LIMITED
By:	/s/ Menikos Yiannakou
	Name:	Menikos Yiannakou
	Title:	Director

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